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
                                                                                                              Exhibit 20

                                              KEY AUTO FINANCE TRUST 1997-2
                                 MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                              Servicer: Key Bank USA, N.A.
                                        Indenture Trustee: Bankers Trust Company
                                      Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   November 1, 1998 to November 30, 1998
Distribution Date:   December 15, 1998


Statement for Class A, Class B and Class C Noteholders and Certificateholders                         Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                          Class A/B/C Note Amount
                                                                                                       or Certificate Amount
                                                                                                  -------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                                      0.00                0.0000000
          Class A-2 Note  Amount                                                             21,403,803.44              162.1500261
          Class A-3 Note  Amount                                                              1,850,016.18               12.3334412
          Class A-4 Note  Amount                                                                      0.00                0.0000000
          Class A-5 Note  Amount                                                                      0.00                0.0000000
          Class A-P Note  Amount                                                              4,996,093.94               39.9687515
          Class B  Note  Amount                                                               2,413,597.73               37.9377197
          Class C  Note  Amount                                                                 921,886.59               37.9377197
          Certificates  Amount                                                                  482,680.58               27.9329038


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                      0.00                0.0000000
          Class A-2 Note  Amount                                                                103,279.30                0.7824189
          Class A-3 Note  Amount                                                                762,500.00                5.0833333
          Class A-4 Note  Amount                                                                758,500.00                5.1250000
          Class A-5 Note  Amount                                                                790,625.00                5.2083333
          Class A-P Note  Amount                                                                518,846.58                4.1507727
          Class B  Note  Amount                                                                 275,286.91                4.3270498
          Class C  Note  Amount                                                                 110,988.82                4.5674413
          Certificates  Amount                                                                  100,797.32                5.8331781


(iii)   Total Pool Balance of Notes and Certificates (end of Collection Period)             627,863,426.72


(iv)    Class A-1 Notes Balance (end of Collection Period)                                            0.00
        Class A-1 Pool Factor (end of Collection Period)                                                                  0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                            0.00
        Class A-2 Pool Factor (end of Collection Period)                                                                  0.0000000
        Class A-3 Notes Balance (end of Collection Period)                                  148,149,983.82
        Class A-3 Pool Factor (end of Collection Period)                                                                  0.9876666
        Class A-4 Notes Balance (end of Collection Period)                                  148,000,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                                  1.0000000

        Class A-5 Notes Balance (end of Collection Period)                                  151,800,000.00
        Class A-5 Pool Factor (end of Collection Period)                                                                  1.0000000
        Class A-P Notes Balance (end of Collection Period)                                   96,242,261.91
        Class A-P Pool Factor (end of Collection Period)                                                                  0.7699381
        Class B Notes Balance (end of Collection Period)                                     50,022,002.53
        Class B Pool Factor (end of Collection Period)                                                                    0.7862622
        Class C Notes Balance (end of Collection Period)                                     19,106,171.98
        Class C Pool Factor (end of Collection Period)                                                                    0.7862622
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
                                              KEY AUTO FINANCE TRUST 1997-2
                                 MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                              Servicer: Key Bank USA, N.A.
                                        Indenture Trustee: Bankers Trust Company
                                      Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   November 1, 1998 to November 30, 1998
Distribution Date:   December 15, 1998


Statement for Class A, Class B and Class C Noteholders and Certificateholders                         Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                          Class A/B/C Note Amount
                                                                                                       or Certificate Amount
                                                                                                  -------------------------------
       Certificates Balance (end of Collection Period)                                       14,543,006.47
       Certificates Pool Factor (end of Collection Period)                                                                0.8416092


(v)    Basic Servicing Fee                                                                      548,267.75                0.5241740


(vi)   Aggregate Realized Losses                                                              2,014,357.92
       Aggregate Net Losses                                                                   1,352,461.65


(vii)   Reserve Account Balance after Giving Effect to Payments                              25,110,150.62
        Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                    25,110,150.62
        Made on Distribution Date
        Distribution to Seller from Reserve Account                                                   0.00
        Draws on Reserve Account                                                                      0.00
        Deposits to Reserve Account                                                                   0.00
        Class C Reserve Account Balance after Giving Effect to Payments                       4,708,153.24
        Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to                      4,708,153.24
        Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                                     226,256.52
        Draws on Class C Reserve Account                                                              0.00
        Deposits to Class C Reserve Account                                                           0.00


(viii)  Class A-1 Notes Interest Carryover Shortfall                                                  0.00                0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                                  0.00                0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                                  0.00                0.0000000
        Class A-4 Notes Interest Carryover Shortfall                                                  0.00                0.0000000
        Class A-5 Notes Interest Carryover Shortfall                                                  0.00                0.0000000
        Class A-P Notes Interest Carryover Shortfall                                                  0.00                0.0000000
        Class B Notes Interest Carryover Shortfall                                                    0.00                0.0000000
        Class C Notes Interest Carryover Shortfall                                                    0.00                0.0000000
        Certificates Interest Carryover Shortfall                                                     0.00                0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                                 0.00                0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                                 0.00                0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                                 0.00                0.0000000
        Class A-4 Notes Principal Carryover Shortfall                                                 0.00                0.0000000
        Class A-5 Notes Principal Carryover Shortfall                                                 0.00                0.0000000
        Class A-P Notes Principal Carryover Shortfall                                                 0.00                0.0000000
        Class B Notes Principal Carryover Shortfall                                                   0.00                0.0000000
        Class C Notes Principal Carryover Shortfall                                                   0.00                0.0000000




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
                                              KEY AUTO FINANCE TRUST 1997-2
                                 MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                              Servicer: Key Bank USA, N.A.
                                        Indenture Trustee: Bankers Trust Company
                                      Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   November 1, 1998 to November 30, 1998
Distribution Date:   December 15, 1998


Statement for Class A, Class B and Class C Noteholders and Certificateholders                           Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                         or Certificate Amount
                                                                                                  ---------------------------------
         Certificates Principal Carryover Shortfall                                                   0.00                 0.0000000


(ix)  Additional Principal Distributable Amount                                               1,900,542.38


(x)    Aggregate Purchase Amount of Receivables Repurchased by the                                9,966.53
       Seller or purchased by Servicer


(xi)  Delinquent Contracts
                                                                                               Number               Balance
                                                                                 ---------------------------------------------------
           30-59 Days                                                                           1731                   16,213,977.36
           60-89 Days                                                                            453                    4,366,328.66
           90 Days or More                                                                       472                    4,384,872.65


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:

Weighted Average Coupon of Remaining Portfolio (WAC)                                             0.1149938
Weighted Average Remaining Term of Remaining Portfolio                                          37.9206098

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                    0.0072531
     (ii)   Preceding Collection Period                                                          0.0074845
     (iii)  Current Collection Period                                                            0.0063117
     (vi) Three Month Average                                                                    0.0070164

Ending Portfolio Balance                                                                    627,753,765.61




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